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                                                                         EX-23.5



The Board of Directors
Rose Hills Company:


We consent to the use of our report included herein and to the reference to our firm under the headings "Experts" and "Summary Historical Financial Information--The Cemetery" in the prospectus.


                                        /s/ KPMG Peat Marwick LLP
                                        -----------------------------

Los Angeles, California
August 6, 1997